SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) February 8, 2005

Golden Eagle International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

12401 South 450 East, Building D1, Salt Lake City, Utah 84020
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

      See, Item 3.02 below.

Item 1.02 Termination of a Material Definitive Agreement

      None.

Item 1.03 Bankruptcy or Receivership

      None.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

      See, Item 3.02 below.

Item 2.02 Results of Operations and Financial Condition

      See, Item 3.02 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

      None

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement

      None.

Item 2.05 Costs Associated with Exit or Disposal Activities

      None.

Item 2.06 Material Impairments

      This Item should be cross-referenced with the disclosure made in Item 7.01, Regulation FD.

Section 3 — Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

      None

Item 3.02 Unregistered Sales of Equity Securities

On February 8, 2005, we issued 50 million shares of our restricted common stock to one accredited investor pursuant to the terms of a settlement agreement in a case filed against the Company in the District Court for Denver City and County, Geiger v. Golden Eagle International, Inc. and Ronald A. Knittle, Civ. No. 03CV9390. Pursuant to the terms of the settlement agreement, the parties expect to file a stipulated motion to dismiss the case with prejudice in the near future.

The following sets forth the information required by Item 701 in connection with these transactions:

(a)        The transaction was initiated with the execution of settlement documents on January 5, 2005, but could not be completed until a Fairness Hearing was held in the District Court for Denver City and County on February 3, 2005 for the approval of the settlement reached between the parties in Geiger v. Golden Eagle International, Inc. and Ronald A. Knittle, Civ. No. 03CV9390.

(b)        There was no placement agent or underwriter for this transaction.

(c)        The total offering price was $2,050,000 on the date the settlement agreement was executed by the parties.  No underwriting discounts or commissions were paid.

(d)        We relied on the exemption from registration provided by Section 3(a)(10) under the Securities Act of 1933 for this transaction.

We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that this accredited investor obtained all information regarding Golden Eagle International, Inc. he requested, received answers to all questions he posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)        Our restricted common stock is not convertible or exchangeable.  We have no registration obligation with respect to the shares of restricted common stock issued.

(f)        We received no cash proceeds. The consideration received was the settlement of Geiger v. Golden Eagle International, Inc. and Ronald A. Knittle, Civ. No. 03CV9390 (District Court for Denver City and County).

Item 3.03 Material Modification to Rights of Security Holders

      None.

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountants

      None.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

      None.

Section 5 — Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

      None

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      None.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      None.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

      None.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

      None.

Section 6 — [Reserved]

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

None.

Section 8 — Other Events

Item 8.01 Other Events

      None.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1      Settlement and Release Agreement in Geiger v. Golden Eagle International, Inc. and Ronald A. Knittle, Civ. No. 03CV9390 (District Court for Denver City and County), dated January 5, 2005.

10.2      Stock Purchase Agreement in Geiger v. Golden Eagle International, Inc. and Ronald A. Knittle, Civ. No. 03CV9390 (District Court for Denver City and County), dated January 5, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of February, 2005.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer